*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 09, 2011

YTB INTERNATIONAL, INC.	Meeting Information Meeting Type: Annual Meeting For holders as of: April 20, 2011 Date: June 09, 2011 Time: 10:00 AM CDT Location: 1901 E. Edwardsville Rd. Wood River, IL 62095
YTB INTERNATIONAL, INC. 1901 EAST EDWARDSVILLE ROAD WOOD RIVER, IL 62095 ATTN: FINANCE DEPARTMENT
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

-----Before You Vote----
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Annual Report on Form 10-K 2. Notice & Proxy Statement
How to View Online:
Have the information that is printed in the box marked by the arrow	XXXX XXXX XXXX	(located on the following page) and visit: and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*:  sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked

by the arrow	XXXX XXXX XXXX	(located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 26, 2011 to facilitate timely delivery.

-----How To Vote---- Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow
	XXXX XXXX XXXX	available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees

01 Jack H. Humes, Jr.	02 Burt L. Saunders, Esq.	03 Robert M. Van Patten

The Board of Directors recommends you vote FOR the following proposal:

2.	Ratification of Marcum LLP as the Company's independent registered public accountants